        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 3, 2000


                                                    REGISTRATION NO. 333-88917

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                 PRE EFFECTIVE
                                AMENDMENT NO. 1

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                               CISCO SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          CALIFORNIA                                     77-0059951
(STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NUMBER)

                                   ----------

                              170 WEST TASMAN DRIVE
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 526-4000
       (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
               CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                   ----------

                                JOHN T. CHAMBERS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               CISCO SYSTEMS, INC.
                              255 WEST TASMAN DRIVE
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 526-4000
          (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   ----------

                                    Copy to:
                              T. W. KELLERMAN, ESQ.
                              BROBECK HALE AND DORR
                                 HASILWOOD HOUSE
                                 60 BISHOPSGATE
                         LONDON EC2N 4AJ UNITED KINGDOM
                                 (0171) 638-6688

                                   ----------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                                   ----------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SEC, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

THE INFORMATION CONTAINED IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OTHER OR SALE IS NOT PERMITTED.



                 SUBJECT TO COMPLETION, DATED FEBRUARY 3, 2000


                             PRELIMINARY PROSPECTUS


                                 940,202 SHARES


                               CISCO SYSTEMS, INC.
                                  COMMON STOCK


     This Prospectus relates to the public offering, which is not being underwritten, of 940,202 shares of our Common Stock which is held by some of our current shareholders.

     The prices at which such shareholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares.


     Our Common Stock is quoted on the Nasdaq National Market under the symbol "CSCO." On February 2, 2000, the average of the high and low price for the Common Stock was $115.38.



        INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE THE SECTIONS ENTITLED "RISK FACTORS" IN THE DOCUMENTS WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION THAT ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS FOR CERTAIN RISKS AND UNCERTAINTIES THAT YOU SHOULD CONSIDER.


                         -------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                        -------------------------------


================================================================================

               The date of this Prospectus is February __, 2000.

No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by Cisco Systems, Inc. (referred to in this Prospectus as "Cisco" or the "Registrant"), any selling shareholder or by any other person. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not lawfully be made.


                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public from our web site at http://www.cisco.com or at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13a, 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed.

          (a) Annual Report on Form 10-K for the fiscal year ended July 31, 1999, filed September 28, 1999, as amended by the Annual Report Form 10-K/A filed on February 3, 2000, including certain information in Cisco's Definitive Proxy Statement in connection with Cisco's 1999 Annual Meeting of Shareholders and certain information in Cisco's Annual Report to Shareholders for the fiscal year ended July 31, 1999;

          (b) Cisco's Quarterly Report on Form 10-Q for the quarter ended October 30, 1999 filed December 14, 1999, as amended by the Quarterly Report on Form 10-Q/A filed on February 3, 2000;

          (c) Cisco's Current Report on Form 8-K filed December 22, 1999;

          (d) Cisco's Current Report on Form 8-K filed December 15, 1999, as amended by the Current Report on Form 8-K/A filed on February 3, 2000;

          (e) Cisco's Current Report on Form 8-K filed November 17, 1999;

          (f) The description of Cisco Common Stock contained in its registration statement on Form 8-A filed January 8, 1990, including any amendments or reports filed for the purpose of updating such descriptions; and

          (g) The description of Cisco's Preferred Stock Purchase Rights, contained in its registration statement on Form 8-A filed on June 11, 1998, including any amendments or reports filed for the purpose of updating such description.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

     Larry R. Carter
     Senior Vice President, Chief Financial Officer and Secretary
     Cisco Systems, Inc.
     255 West Tasman Drive
     San Jose, CA 95134
     408-526-4000

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have authorized no one to provide you with different information. We are not making

                                   THE COMPANY

     Cisco's principal executive offices are located at 255 West Tasman Drive, San Jose, California 95134. Cisco's telephone number is (408) 526-4000.

                              PLAN OF DISTRIBUTION

     Cisco is registering all 940,202 shares (the "Shares") on behalf of certain selling shareholders. All of the shares originally were issued by us in connection with our acquisition of all outstanding shares of COCOM A/S. Cisco acquired all of the outstanding shares of COCOM A/S and COCOM A/S is now a wholly-owned subsidiary of Cisco. Cisco will receive no proceeds from this offering. The Selling Shareholders named in the table below or pledgees, donees, transferees or other successors-in-interest selling shares received from a named selling shareholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (collectively, the "Selling Shareholders") may sell the shares from time to time. The Selling Shareholders will act independently of Cisco in making decisions with respect to the timing, manner and size of each sale. The sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Selling Shareholders may effect such transactions by selling the shares to or through broker-dealers. The shares may be sold by one or more of, or a combination of, the following:

     - a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

     - purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus,

     - an exchange distribution in accordance with the rules of such exchange,

     - ordinary brokerage transactions and transactions in which the broker solicits purchasers, and

     -    in privately negotiated transactions.

     To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in the resales.

     The Selling Shareholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with Selling Shareholders. The Selling Shareholders also may sell shares short and redeliver the shares to close out such short positions. The Selling Shareholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The Selling Shareholders also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon a default the broker-dealer may sell the pledged shares pursuant to this prospectus.

     Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Shareholders. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale. Broker-dealers or agents and any other participating broker-dealers or the Selling Shareholders may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act in connection with sales of the shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because Selling Shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Selling Shareholders will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. The Selling Shareholders have advised Cisco that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares by Selling Shareholders.

     The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition, each Selling Shareholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the Selling Shareholders. Cisco will make copies of this prospectus available to the Selling Shareholders and has informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

     Cisco will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement will disclose:

     - the name of each such Selling Shareholder and of the participating broker-dealer(s),

     -    the number of shares involved,

     -    the price at which such shares were sold,

     - the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,

     - that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and

     -    other facts material to the transaction.

     In addition, upon being notified by a Selling Shareholder that a donee or pledgee intends to sell more than 500 shares, Cisco will file a supplement to this prospectus.



     Cisco will bear all costs, expenses and fees in connection with the registration of the shares. The Selling Shareholders will bear all commissions and discounts, if any, attributable to the sales of the shares. The Selling Shareholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

                              SELLING SHAREHOLDERS

     The following table sets forth the number of shares owned by each of the Selling Shareholders. None of the Selling Shareholders has had a material relationship with Cisco within the past three years other than as a result of the ownership of the shares or other securities of Cisco. No estimate can be given as to the amount of shares that will be held by the Selling Shareholders after completion of this offering because the Selling Shareholders may offer all or some of the shares and because there currently are no agreements, arrangements or understandings with respect to the sale of any of the shares. The shares offered by this prospectus may be offered from time to time by the Selling Shareholders named below.

                                                      Number of Shares         Percent of        Number of Shares
                                                        Beneficially          Outstanding         Registered for
Name of Selling Shareholder                                 Owned                Shares          Sale Hereby(1)(2)
---------------------------                           ----------------        ------------       -----------------
Henrik Hvidtfeldt ApS............................           222,104                  *                 222,104
2M Invest A/S....................................           191,564                  *                 191,564
DB U.K. plc......................................           175,462                  *                 175,462
Gregers Kronborg ApS.............................           111,051                  *                 111,051
Slottsbacken.....................................            99,537                  *                  99,537
Vestergaard Holding ApS..........................            41,312                  *                  41,312
Kim Nyholm.......................................            34,149                  *                  34,149
Claus F. Hoyer...................................            16,242                  *                  16,242
Lars Froslev Nielsen.............................            16,242                  *                  16,242
Klaus Lagermann..................................            13,604                  *                  13,604
Horsefeather ApS (Erik Norup)....................             6,664                  *                   6,664
Kjaer & Kjerulf A/S..............................             1,289                  *                   1,289
Jens S. Christophersen...........................             1,250                  *                   1,250
Christian Lofquist...............................             1,083                  *                   1,083
Jorgen Pedersen..................................               800                  *                     800
Kell Frederiksen.................................               750                  *                     750
Erik Henriksen...................................               500                  *                     500
Stig Linander....................................               500                  *                     500
Carmelo Iaria....................................               417                  *                     417
Leif Rystrom.....................................               417                  *                     417
Michael Hansen...................................               417                  *                     417
Susan Thomsen....................................               417                  *                     417
Ulrike Forsberg..................................               384                  *                     384
Lars Elgaard.....................................               350                  *                     350
Carsten Gosvig...................................               334                  *                     334
Finn Kaber Rasmussen.............................               334                  *                     334
Henrik Brix Kronborg.............................               334                  *                     334
Per Kristensen...................................               334                  *                     334
Therese Fabricius................................               300                  *                     300
Anders Brandt....................................               250                  *                     250
Rolf Sobirk......................................               250                  *                     250
Susanne Osted....................................               250                  *                     250
Bente Pedersen...................................               167                  *                     167
Hans Jorg Prien..................................               167                  *                     167
Jan Schionning...................................               167                  *                     167
Kim Brown........................................               167                  *                     167
Kirill Cchebotarev...............................               167                  *                     167
Klaus J. Nielsen.................................               167                  *                     167


Ann Halfdan Lauridsen............................               125                  *                     125
Claus D. Jensen..................................                84                  *                      84
Anders Hebsgaard.................................                50                  *                      50
Lars M. Christensen..............................                50                  *                      50
                                                           --------             ---------              -------
    Total........................................           940,202                  *                 940,202
                                                           ========             =========              ========

--------------
* Represents beneficial ownership of less than one percent.

(1) This registration statement also shall cover any additional shares of common stock which become issuable in connection with the shares registered for sale hereby by reason of any stock divided, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of Cisco's outstanding shares of common stock.

(2) Of the number of shares registered for sale hereby, 10% of the shares held by each Selling Shareholder are held in escrow pursuant to an Escrow Agreement, dated as of September 29, 1999, between Cisco, State Street Bank and Trust Company of California, N.A. and 2M Invest A/S as Shareholders' Agent.

                                  LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon for Cisco by Brobeck Hale and Dorr, London, England.

                                     EXPERTS

     The consolidated financial statements of Cisco Systems, Inc. incorporated in this prospectus by reference to the Annual Report on Form 10-K/A for the year ended July 31, 1999 and supplementary consolidated financial statements as of July 31, 1999 and July 25, 1998 and for each of the three years in the period ended July 31, 1999 incorporated in this prospectus by reference to the Current Report on Form 8-K/A filed February 3, 2000, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

     PricewaterhouseCoopers LLP ("PWC"), Cisco's independent accountants, have notified Cisco that PWC is engaged in discussions with the Securities and Exchange Commission following an internal review by PWC, pursuant to an administrative settlement with the Securities and Exchange Commission, of PWC's compliance with auditor independence guidelines. PWC has advised Cisco that Cisco is one of the companies affected by such discussions. Cisco is not involved in the discussions between the Securities and Exchange Commission and PWC and cannot predict the result of those discussions.

================================================================================

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE A STATEMENT THAT DIFFERS FROM WHAT IS IN THIS PROSPECTUS. IF ANY PERSON DOES MAKE A STATEMENT THAT DIFFERS FROM WHAT IS IN THIS PROSPECTUS, YOU SHOULD NOT RELY ON IT. THIS PROSPECTUS IS NOT AN OFFER TO SELL, NOR IS IT SEEKING AN OFFER TO BUY, THESE SECURITIES IN ANY STATE IN WHICH THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION IN THIS PROSPECTUS IS COMPLETE AND ACCURATE AS OF ITS DATE, BUT THE INFORMATION MAY CHANGE AFTER THAT DATE.


                                    .........


                                TABLE OF CONTENTS

                                                           PAGE
                                                           ----
Where You Can Find More Information..........................3
The Company..................................................4
Plan of Distribution.........................................4
Selling Shareholders.........................................6
Legal Matters................................................7
Experts......................................................7



                               CISCO SYSTEMS, INC.



                                 940,202 SHARES
                                 OF COMMON STOCK



                                   ----------

                                   PROSPECTUS

                                   ----------





                                FEBRUARY__, 2000


================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Cisco in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee.


     SEC Registration fee                         $18,485
     Legal fees and expenses                       15,000
     Accounting fees and expenses                   5,000
     Printing Fees                                  5,000
     Transfer Agent Fees                            5,000
     Miscellaneous                                 11,000
                                                  -------
         Total                                    $59,485
                                                  =======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification, including reimbursement of expenses incurred, under certain circumstances for liabilities arising under the Securities Act. Cisco's Restated Articles of Incorporation, as amended, and Amended Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code. In addition, Cisco has entered into indemnification agreements with each of its directors and officers.

ITEM 16.  EXHIBITS

2.1* Share Purchase Agreement by and between the Equity Holders of COCOM A/S, Denmark and Cisco Systems, Inc., USA dated as of the 14th of September 1999
2.2* Escrow Agreement, dated as of September 29, 1999, between Cisco Systems, Inc., State Street Bank and Trust Company of California, N.A. and 2M Invest A/S as Shareholders' Agent
5.1*      Opinion of Brobeck Hale and Dorr

23.1      Consent of PricewaterhouseCoopers LLP

23.2*     Consent of Brobeck Hale and Dorr
24.1*     Power of Attorney

--------
* Previously filed.

ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933 the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Clara, State of California, on this 3rd day of February, 2000.


                                  CISCO SYSTEMS, INC.


                               By /s/ LARRY R. CARTER
                                  --------------------------------------------
                                  Larry R. Carter,
                                  Senior Vice President, Chief Financial Officer and Secretary






     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed below by the following persons on behalf of Cisco and in the capacities and on the dates indicated:



SIGNATURES                                              TITLE                                    DATE
----------                                              -----                                    ----
         *                                 President, Chief Executive Officer and          February 3, 2000
---------------------------------------    Director
John T. Chambers                           (Principal Executive Officer)

/s/ LARRY R. CARTER                        Senior Vice President, Finance and              February 3, 2000
---------------------------------------    Administration, Chief Financial Officer
Larry R. Carter                            and Secretary (Principal Financial and
                                           Accounting Officer)


         *                                 Chairman of the Board and Director              February 3, 2000
---------------------------------------
John P. Morgridge


         *                                 Vice Chairman and Director                      February 3, 2000
---------------------------------------
Donald T. Valentine

SIGNATURES                                    TITLE                              DATE
----------                                    -----                              ----
                  *                          Director                       February 3, 2000
---------------------------------------
James F. Gibbons


                  *                          Director                       February 3, 2000
---------------------------------------
Steven M. West


                  *                          Director                       February 3, 2000
---------------------------------------
Edward R. Kozel


                  *                          Director                       February 3, 2000
---------------------------------------
Carol A. Bartz



                  *                          Director                       February 3, 2000
---------------------------------------
James C. Morgan


                  *                          Director                       February 3, 2000
---------------------------------------
LARRY R. CARTER


                  *                          Director                       February 3, 2000
---------------------------------------
Arun Sarin

*By: /s/ LARRY R. CARTER
     ---------------------------
     Larry R. Carter
     Attorney-in-fact

                                INDEX TO EXHIBITS

Exhibit
Number                          Exhibit Title
------                          -------------
  2.1*    Share Purchase Agreement by and between the Equity Holders of COCOM
          A/S, Denmark and Cisco Systems, Inc., USA, dated as of the 14th of
          September 1999

  2.2*    Escrow Agreement, dated as of September 29, 1999, between Cisco
          Systems, Inc., State Street Bank and Trust Company of California, N.A.
          and 2M Invest A/S as Shareholders' Agent

  5.1*    Opinion of Brobeck Hale and Dorr

 23.1     Consent of PricewaterhouseCoopers LLP

 23.2*    Consent of Brobeck Hale and Dorr

 24.1*    Power of Attorney
--------
* Previously filed.